SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549




                                       FORM 8-K

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




           Date of Report (Date of earliest event reported):  May 31, 1996




                             FORTUNE NATIONAL CORPORATION
                (Exact name of registrant as specified in its charter)




     Pennsylvania                       0-6869                       25-1229620
     (State of Incorporation)  (Commission File Number)   (IRS Employer ID No.)




                     10555 Richmond Avenue, Houston, Texas 77042
                       (Address of principal executive offices)



                                    (713) 974-2242
                           (Registrant's telephone number)


     Item 2.   Acquisition or Disposition of Assets.

     On May 31, 1996, American Capitol Insurance Company ("American Capitol") a wholly-owned subsidiary of Acap Corporation, a majority-owned subsidiary of Fortune National Corporation ("the Registrant") entered into a Reinsurance and Assumption Agreement with World Service Life Insurance Company of America ("World Service") and South Texas Bankers Life Insurance Company ("South Texas Bankers"), a wholly-owned subsidiary of World Service. Pursuant to the agreement, American Capitol assumed all of the insurance in force of World Service and South Texas Bankers. Immediately upon acquisition, American Capitol reinsured the acquired business on a 100% coinsurance basis with an unaffiliated reinsurer. American Capitol retained the administration of the policies, for which it will receive an expense allowance from the reinsurer. An experience refund formula in the coinsurance allowance returns to American Capitol 50% of the profits generated by the reinsured policies above a specified threshold. Also, at American Capitol's option, the reinsured policies may be recaptured at a price determined by the experience formula.

     American Capitol purchased approximately 24,000 policies from World Service and South Texas Bankers (the "Sellers") for cash of approximately $2.3 million. The assets transferred to American Capitol were $19.4 million in cash and approximately $2.0 million of mortgage loans.

     The consideration is subject to certain post-closing price adjustments. However, it is not expected that such adjustments will be material. American Capitol's source of the $2.3 million in cash is from the reinsurer in the form of the initial ceding allowance under the coinsurance agreement.

     The nature and amount of the consideration paid to the Seller were arrived at on the basis of arm's-length negotiations and American Capitol's consideration of various factors, including an actuarial valuation of the insurance in force and judgments with regard to the prospects and future of the acquired policies.

     There are no direct or indirect relationships between the Registrant or any affiliate of the Registrant and the Sellers or any affiliate of the Sellers.

     Item 7.   Financial Statements, Pro Forma Financial Information and
               Exhibits

     a.  Financial Statements of Business Acquired.

          As the acquisition was for assets only, a financial statement of the business acquired in not applicable.

     b.  Pro Forma Financial Information.

          It is impracticable at this time to provide the required pro forma financial statements required by this Item 7. Such information will be provided as soon as practicable, but in no event later than August 14, 1996 under cover of Form 10QSB.


                                      SIGNATURES

     Pursuant to the requirments of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FORTUNE NATIONAL CORPORATION



     Date:  June 7, 1996               By:   /s/John D. Cornett
                                             ------------------
                                             John D. Cornett,
                                             Executive Vice President
                                                  and Treasurer